As filed with the Securities and Exchange Commission on July 30, 2020

Registration No. 333-_____
________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________________

PROVIDENT FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1547151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

239 Washington Street
Jersey City, New Jersey 07302
(732) 590-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________________________________________________________

Christopher Martin
Chairman, President and Chief Executive Officer
239 Washington Street
Jersey City, New Jersey 07302
(732) 590-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________________________________________________

Copies to:

John J. Gorman, Esq. Jeffrey Cardone, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	John Kuntz, Esq. Senior Executive Vice President, General Counsel and Corporate Secretary 239 Washington Street Jersey City, New Jersey 07302 (732) 590-9200

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
________________________________________________________________________
CALCULATION OF REGISTRATION FEE
________________________________________________________________________
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	2,000,000 shares	$14.16	$28,320,000	$3,676

(1)
Pursuant to Rule 416 under the Securities Act, as amended (the “Securities Act”), this Registration Statement also includes such additional shares of common stock by reason of any stock dividend, stock split or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on July 27, 2020.

Prospectus dated July 30, 2020

Registration Statement No. 333-_______

PROVIDENT FINANCIAL SERVICES, INC.

Dividend Reinvestment and Stock Purchase Plan
Common Stock, Par Value $0.01 Per Share
(as amended)

This prospectus supplement relates to the Dividend Reinvestment and Stock Purchase Plan, as amended (the “Plan”), of Provident Financial Services, Inc., a Delaware corporation (“Provident Financial Services”).  The Plan was originally adopted in 2011.  We have registered an additional 2,000,000 shares of our common stock for sale under the Plan pursuant to this prospectus.

Some significant features of the Plan are:

●	You may participate in the Plan if you directly own 25 or more shares of our common stock.
●	You may purchase additional shares of our common stock by having some or all of your cash dividends reinvested in purchasing additional shares of our common stock.
●
You may also be able to make additional optional cash purchases in our common stock of not less than $250 nor more than the applicable limit as established from time to time by our Board of Directors (current maximum: $15,000 per calendar quarter).

●	Participation in the Plan is voluntary, and you may withdraw from the Plan at any time.

This prospectus relates to the offer and sale of shares of our common stock under the Plan.  You should retain this prospectus for future reference.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “PFS.”  On July 29, 2020 the last reported sale price of our common stock was $14.58.
Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302, and our telephone number is (732) 590-9200.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS AND THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM OUR ANNUAL REPORTS ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES OFFERED BY THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY BANK REGULATORY AGENCY, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation any other governmental agency.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The date of this Prospectus is July 30, 2020.  This prospectus supersedes the previous prospectus issued under the Plan.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	Page 1
PROVIDENT FINANCIAL SERVICES, INC.	1
RISK FACTORS	1
WHERE YOU CAN FIND MORE INFORMATION	1
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS	2
DESCRIPTION OF THE PLAN	4
PLAN OF DISTRIBUTION	12
USE OF PROCEEDS	12
CERTAIN LEGAL MATTERS	12
EXPERTS	13

This prospectus relates to the Dividend Reinvestment and Stock Purchase Plan, as amended, of Provident Financial Services, Inc.  You should only rely on the information contained in this prospectus or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.  The Plan is not available to any person to whom we may not legally offer it.   We are not offering securities in any state or jurisdiction where the offer is prohibited.  The date of this prospectus is July 30, 2020. You should not assume that the information in this prospectus is still accurate as of any later date.

ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of the registration statement that we filed with the Securities and Exchange Commission, or SEC, relating to the offer and sale of shares of our common stock to participants in the Plan. This prospectus provides you with the terms of the Plan. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus. The registration statement can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission’s office mentioned under the heading “Where You Can Find More Information.”
As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our”, “the Company” and “Provident Financial Services” mean, collectively, Provident Financial Services, Inc. and its subsidiaries.
PROVIDENT FINANCIAL SERVICES, INC.
Provident Financial Services, Inc., a Delaware corporation, is the bank holding company for Provident Bank.  Established in 1839, Provident Bank is a New Jersey-chartered capital stock savings bank that operates 83 full-service branch offices located in Bergen, Essex, Hudson, Hunterdon, Mercer Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset, Union and Warren counties in New Jersey, and in Bucks, Lehigh and Northampton counties in Pennsylvania.  Provident Bank maintains satellite loan production offices in Convent Station, Flemington, Paramus and Manasquan, New Jersey, as well as in Bethlehem, Newtown and Wayne, Pennsylvania.  The Federal Deposit Insurance Corporation insures its deposits.  As a community- and customer-oriented institution, we emphasize personal service and customer convenience in serving the financial needs of the individuals, families and business residing in our primary market areas.  We attract deposits from the general public and businesses primarily in the areas surrounding our banking offices and use those funds, together with funds generated from operations and borrowings, to originate commercial real estate, commercial business loans, residential mortgage loans, and consumer loans.  We also invest in mortgage backed securities.
At June 30, 2020, we had total assets of $10.51 billion, total loans of $7.77 billion, total deposits of $7.66 billion, and total stockholders’ equity of $1.41 billion.
Our mailing address is 239 Washington Street, Jersey City, New Jersey 07302, and our telephone number is (732) 590-9200.
RISK FACTORS
Our business is subject to significant risks. You should carefully consider these risks and uncertainties, which are described in the “Risk Factors” section of our Annual Reports on Form 10-K and in our Quarterly Reports on Form 10-Q that we file with the SEC and which are deemed incorporated by reference into this prospectus. If any of these risks and uncertainties actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Our public filings are also available on the Internet site maintained by the SEC (www.sec.gov).

Our SEC filings are also available on our website at www.provident.bank under the “Investor Relations” tab and then under “SEC Filings.”  The information on our website is not part of this prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document.
The following documents, which we filed with the SEC (File No. 001-31566), are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•
Current Reports on Form 8-K filed on January 31; February 4; February 24; March 12; March 12; March 13, April 2, April 24, April 30, May 27, June 1, June 17, June 24 and July 30, 2020 (other than those portions furnished under Item 2.02 or 7.01 of Form 8-K);

•
Portions of the Company’s annual proxy statement, filed on March 13, 2020, for the annual meeting of stockholders held on April 23, 2020 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019; and

•	The description of the Company’s Common Stock contained in Exhibit 4.6 to the Annual Report on Form 10-K for the year ended December 31, 2019.
We also incorporate by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the Plan; provided, however, that we are not incorporating any information deemed furnished and not filed in any Current Report on Form 8-K. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the following address:

Provident Financial Services, Inc.
Investor Relations
239 Washington Street
Jersey City, New Jersey 07302
(732) 590-9300
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. The Company’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Although we believe that our plans, intentions and expectations, as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies is inherently uncertain. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under Item 1A—“Risk Factors” in our most recent annual report on Form 10-K and in other reports filed with the Securities and Exchange Commission. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to: general economic conditions, either nationally or locally in some or all of the areas in which we conduct our business; the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income or future cash flows; changes in deposit flows, and in demand for deposit, loan, and investment products and other financial services in our local markets; changes in real estate values, which could impact the quality of the assets securing our loans; changes in the quality or composition of the loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames; our timely development of new and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; the outcome of pending or threatened litigation or of other matters before regulatory agencies, whether currently existing or commencing in the future; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; operational issues and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting the Company’s operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus supplement. We do not assume any obligation to revise forward-looking statements except as may be required by law.

DESCRIPTION OF THE PLAN

The Plan was initially adopted in February 2011 and, as amended, is described in this prospectus. The Plan will be in effect until amended, altered, or terminated. The Plan is set forth below as a series of questions and answers explaining its significant aspects.
PURPOSE AND ADVANTAGES

1.	What is the purpose of the Plan?
The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of our common stock and buying additional shares of our common stock without paying brokerage commissions. Also, the Plan provides us with a source of funds when the shares bought by our transfer agent for participants are bought directly from us.

2.	What are the advantages of the Plan?
The Plan provides participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of our common stock in additional shares of our common stock (see Question 14). In addition, the Plan provides the following advantages:

•
The Plan provides eligible participants with the opportunity to make quarterly investments of optional cash amounts or automatic bank withdrawals, subject to minimum and maximum amounts, for the purchase of additional shares of our common stock (see Questions 9-11).

•	No brokerage commissions are paid by participants in connection with any purchase of shares made under the Plan.

•
All cash dividends paid on participants’ shares can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, also will be reinvested in additional shares, which will be credited to Plan accounts.

•	Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify participants’ record keeping.

•	The Plan Administrator provides for the safekeeping of shares of common stock credited to each Plan account.
PLAN ADMINISTRATION

3.	Who administers the Plan for Participants?

Broadridge Corporate Issuer Solutions, Inc. (or “Broadridge”), our stock transfer agent (hereinafter referred to as the “Plan Administrator”), administers the Plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the Plan. Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. We may replace the Plan Administrator at any time within our sole discretion.

All inquiries and communications regarding the Plan should include your account number and should be directed to the Plan Administrator at:

Website:	www.shareholder.broadridge.com/providentnj
Phone number:	1-888-235-9148 (toll free) or (720) 358-3644 (international)
Email:	shareholder@broadridge.com

The mailing delivery address (for all correspondence including purchase or sales requests)

Standard Mail:

Broadridge Corporate Issuer Solutions
P.O. Box 1342
Brentwood, NY 11717

Overnight Packages:

Broadridge Corporate Issuer Solutions
Attn: IWS
1155 Long Island Ave.
Edgewood, NY 11717
PARTICIPATION

4.	Who is eligible to participate?
All holders of record of at least 25 shares of common stock of Provident Financial Services are eligible to participate in the Plan. Beneficial owners of shares of common stock whose shares are registered in names other than their own name may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf. The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant’s shares of common stock of Provident Financial Services. Stockholders who reside in jurisdictions in which it is unlawful for a stockholder to participate in the Plan are not eligible to participate in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank or other nominee) and who wish to participate in the optional cash purchase feature of the Plan must become owners of record of at least 25 shares of common stock of Provident Financial Services.

5.	How does an eligible stockholder participate?
To participate in the Plan, an eligible stockholder of record must complete an Enrollment Form and return it to the Plan Administrator. The Enrollment Form can be obtained from Broadridge’s website www.shareholder.broadridge.com/providentnj or by calling customer service at (888) 235-9148 or international: (720) 358-3644.  You may also enroll by logging into your account and selecting “Dividend Options.”  If your shares are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign.

6.	When may an eligible stockholder join the Plan?
An eligible stockholder of record may enroll in the Plan at any time. If the Enrollment Form is received by the Plan Administrator no fewer than five (5) business days before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of Provident Financial Services common stock, such reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

7.	What does the Enrollment Form provide?
The Enrollment Form allows for full dividend reinvestment which directs us to pay the Plan Administrator for reinvestment in accordance with the Plan all cash dividends on all shares of our common stock then or subsequently owned by participants and also permits eligible participants to make optional cash payments for the purchase of additional shares of our common stock in accordance with the Plan.

The Enrollment Form permits a stockholder who is reinvesting dividends and wishes to make optional cash purchases to do so by automatic withdrawals from a personal bank account. The Enrollment Form also appoints the Plan Administrator as agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments an eligible participant might make to the purchase of shares of our common stock in accordance with the terms of the Plan.

8.	May a stockholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in the stockholder’s name?
Yes. Participants may have dividends reinvested with respect to all or a portion (at least 25 shares) of the shares of our common stock registered in that stockholder’s name.
OPTIONAL CASH PAYMENTS

9.	How do optional cash payments work?
To be eligible to participate in the optional cash purchase feature of the Plan, a stockholder must be an owner of record of at least 25 shares of our common stock. If an eligible stockholder participant chooses to participate by optional cash payments, the Plan Administrator will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of our common stock for the participant’s account. Dividends payable on shares of our common stock purchased with optional cash payments will be automatically reinvested in shares of our common stock.
The Plan is designed to preclude any person, organization, or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit.
We may decide not to allow optional cash purchases in any quarter, and we may adjust from time to time the limits on the amounts that may be purchased with optional cash payments.  You will be promptly notified of any suspension of, or adjustments of the limits on the amounts that may be purchased through, this feature.  In the event that the optional cash payment feature is suspended, any optional cash payments (i) received prior to the date of the notice of suspension and not yet invested or (ii) received after the date of the notice of suspension and before the date of a notice of resumption of the optional cash payment feature, will be returned.  If this feature is suspended and then reinstated, you will be notified promptly of the resumption of the optional cash payment feature of the Plan.

10.	How are optional cash payments made?
An initial cash payment may be made by eligible participants when enrolling by enclosing a check for not less than $250 nor more than the applicable limit as established from time to time by our Board of Directors (currently $15,000) with the Enrollment Form. Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Broadridge. Thereafter, optional cash payments may be made each quarter by either: (1) sending to the Plan Administrator the participant’s check for not less than $250 nor more than the applicable quarterly limit (currently $15,000), together with the account identification stub furnished by the Plan Administrator; or (2) automatic withdrawals from a bank account in an amount not less than $250 or more than the applicable quarterly limit.
The election to make optional cash payments may be made available to eligible participants. Optional cash payments by eligible participants must be at least $250 per calendar quarter and cannot exceed the applicable quarterly limit in effect (currently $15,000). The same amount of money need not be sent each quarter and there is no obligation to make optional cash payments at any time.

11.	When will optional cash payments received by the Plan Administrator be invested?
Optional cash payments will be invested on the Investment Date as defined in Question 12 below. Since no interest will be paid by us or the Plan Administrator on optional cash payments, participants are urged to make optional cash payments shortly before the Investment Date. Optional cash payments of at least $250 and not more than the applicable quarterly limit must be received at least five (5) business days and not more than thirty (30) calendar days before the Investment Date. It is currently anticipated that automatic withdrawals to make optional cash payments will be made in the months of February, May, August and November.
Eligible participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to two (2) business days before the Investment Date. Optional cash payments do not constitute deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any government agency.

PURCHASES

12.	How will purchases be made?
Shares of common stock of Provident Financial Services needed to fund the Plan may be:

(i)	acquired by the Plan Administrator on the open market;

(ii)	issued directly by Provident Financial Services from authorized but unissued shares;

(iii)	issued directly by Provident Financial Services from treasury shares; or

(iv)	through a combination of (i) through (iii), above at Provident Financial Services’ discretion.
Open market purchases under the Plan will be made during each calendar quarter on each “Investment Date,” which will be the first business day following a dividend payment date or as soon as practicable thereafter. Purchases of shares of common stock will be made at the direction of the Plan Administrator or its selected broker/dealer. Such purchases will be made in accordance with applicable state and federal securities laws and regulations. No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of Provident Financial Services common stock.
To the extent we fund the Plan with shares of our common stock issued directly by us from authorized but unissued shares or treasury shares, the dividends payable to participants will be retained by us as a consideration for such shares.
In the event applicable law or the closing of securities markets requires temporary curtailment or suspension of open market purchases of shares of Provident Financial Services common stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of Provident Financial Services common stock are not available for purchase for a period of longer than 30 days from the applicable dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant’s account.

13.	How many shares of common stock will be purchased for participants?
The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant’s cash dividend (and any optional cash payment) and the purchase price of shares of Provident Financial Services common stock. Each participant’s account will be credited with that number of shares (including fractional shares computed to four (4) decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four (4) decimal places).

14.	What will be the price of shares of common stock purchased under the Plan?
In making purchases of shares of Provident Financial Services common stock for a participant’s account associated with each Investment Date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan. With respect to shares purchased on the open market, the prices of shares of Provident Financial Services common stock purchased for participants under the Plan for each Investment Date will be equal to the average price of all shares of the common stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan. With respect to shares purchased directly from Provident Financial Services, the price of such shares will be equal to the volume weighted average price, computed up to four decimal places, if necessary, of our common stock as reported on the New York Stock Exchange (the “NYSE”) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time on the applicable Investment Date. The Plan Administrator shall have no responsibility with respect to the market value of the shares of Provident Financial Services common stock acquired under the Plan for Participant Accounts. Provident Financial Services, Inc. will bear all costs of administering the Plan, except as described under Question 16 below.

15.	How are dividends on shares purchased through the Plan applied?
The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested.
Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of our common stock unless and until the participant elects in writing to terminate participation in the Plan.
COSTS TO PARTICIPANTS

16.	Are there any expenses to participants in connection with purchases under the Plan?
No. Participants will make purchases of shares of common stock under the Plan without the payment of brokerage commissions, and we will pay all fees in connection with purchases of shares of Provident Financial Services common stock under the Plan, except for costs associated with the actual purchase price of shares of common stock purchased on the Investment Date. There are no service charges to participants in connection with purchases of shares of common stock under the Plan. All costs of administration of the Plan are paid by us.
However, there will be a $15.00 fee if a participant requests to withdraw from the Plan. A certificate will be issued for all whole shares and a check will be issued for the cash payment to be made for any fraction of a share. In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the Plan, the participant will pay the applicable brokerage commission associated with the sale of such shares, any required transfer tax, and applicable service charges. There is also a $15.00 fee to sell shares under the Plan (see Question 20 below).

REPORTS TO PARTICIPANTS

17.	How will participants be advised of their purchases of shares of common stock?
As soon as practicable after each purchase, each participant will receive an account statement from the Plan Administrator. These statements are the participant’s continuing record of the purchase price of the shares of Provident Financial Services common stock acquired and the number of shares acquired, and should be retained for tax purposes. Participants also will receive, from time to time, communications sent to all record holders of shares of Provident Financial Services common stock.

DIVIDENDS

18.	Will participants be credited with dividends on shares held in their account under the Plan?
Yes. The participant’s account will be credited with dividends paid on whole shares and fractional shares credited to the participant’s account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of Provident Financial Services common stock.
STOCK CERTIFICATES

19.	Will stock certificates be issued for shares of common stock purchased?
The Plan Administrator will hold all shares of common stock purchased under the Plan in the name of its nominee.  Certificate for shares of common stock of Provident Financial Services purchased through the Plan will not be issued to a participant unless requested.   All shares of common stock purchased under the Plan will be held in book entry form.  The number of shares credited to a participant’s account will be shown on the participant’s account statement.  Book entry share ownership protects against loss, theft, or destruction of stock certificates.

A certificate for any number of whole shares credited to the participant’s Plan account will be issued upon the Plan Administrator’s receipt of a written request.  Upon conversion to certificate form, these shares will be deemed withdrawn from the Plan.  Certificates for fractional shares will not be issued under any circumstances.  There is a $15.00 certificate issuance fee payable when shares are withdrawn from the Plan, including shares previously deposited for safekeeping, and a certificate issued to the participant.

Shares credited to the participant’s account may not be assigned or pledged in any way.  If a participant wishes to assign or pledge the full shares credited to the participant’s account, the participant must request that certificates for those shares be issued in his or her name and withdrawn from the Plan.
Plan accounts will be  maintained in the names in which certificates of participants were registered at the time they entered the Plan. Additional certificates for whole shares will be similarly registered when issued.
SALE OF SHARES FROM THE PLAN

20.	How does a participant sell shares from the Plan?
A participant may request that any and all of the shares credited to his or her account be sold by the Plan Administrator. If such a sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten days after the receipt of the request at the prevailing market price at the time of such sale. Participants cannot set any price limits or other conditions or restrictions on the sale.  Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15.00 liquidation fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfers Agents’ Medallion Program.
Because the Plan Administrator will sell the shares on behalf of the Plan, neither Provident Financial Services nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of Provident Financial Services common stock. Accordingly, if you send in a request to sell shares, it is possible that the market price of Provident Financial Services common stock could go down or up before the broker sells your shares.

WITHDRAWALS FROM THE PLAN

21.	How does a participant withdraw from the Plan?
A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator and including payment of the $15.00 termination fee. Notice received after a particular dividend record date will be effective following the payment date of such dividend (see Question 5 for full name, address and contact information of the Plan Administrator). When a participant withdraws from the Plan, a book-entry account statement relating to the ownership of such shares (or certificates for whole shares credited to the participant’s account under the Plan if requested) will be issued and a cash payment will be made for any fraction of a share (see Question 19).
Upon withdrawal from the Plan, the participant also may request that all of the shares credited to his or her account be sold by the Plan Administrator. If such a sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten business days after receipt of the request at the prevailing market price at the time of such sale. Within ten (10) business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15.00 liquidation fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program.

22.	What happens to a fraction of a share when a participant withdraws from the Plan?
When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant’s account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the shares of common stock on the date on which the termination is processed by the Plan Administrator. In no case will certificates representing a fractional share interest be issued.
OTHER INFORMATION

23.	What happens when a participant’s record ownership of shares of common stock is less than 25 shares as a dividend of record date?
If a participant disposes of shares of common stock registered in his or her name (including shares credited to his or her account under the Plan) so that the total number of shares held under the Plan in the name of the participant is less than 25 shares, the Plan Administrator will discontinue the reinvestment of cash dividends on the shares credited to the participant’s account under the Plan, or otherwise, until such participant’s record ownership of shares increases to at least 25 shares in the aggregate. All applicable dividends will be paid in the form of cash until such participant’s stock ownership under the Plan increases to at least 25 shares. If following a disposition of stock, a participant’s aggregate record ownership of the shares of common stock contains less than 25 shares of common stock, then at our election, a book-entry account statement relating to the ownership of such shares will be issued for the full shares in the account, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated.

24.	What happens if Provident Financial Services issues a stock dividend, declares a stock split or makes a rights offering?
Any shares representing stock dividends or stock splits distributed by Provident Financial Services on shares credited to the account of a participant under the Plan will be credited to the participant’s account.  In the event Provident Financial Services makes a rights offering of any of its securities to holders of common stock, participants will receive rights based upon the shares held of record in their name and whole shares credited to their accounts under the Plan as of the record date for the offering.

25.	How will participants’ shares held under the Plan be voted at meetings of stockholders?
Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his or her other shares in Provident Financial Services and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating stockholder.
Where no instructions are received from a participant with respect to a participant’s shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

26.	What are the income tax consequences of participation in the Plan?
In general, a participant in the Plan has the same Federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend date, a dividend in the amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by Provident Financial Services on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to the participant.
The cost basis of each share of common stock credited to a participant’s account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the shares of Provident Financial Services common stock on the Investment Date, and the holding period for such shares begins on the day following the Investment Date. The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or a loss when shares are sold on behalf on the participant upon withdrawal from the Plan or when the participant sells shares after the participant’s withdrawal from the Plan.
All participants are advised to consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

27.	What are the responsibilities of Provident Financial Services under the Plan?
Provident Financial Services, and the Plan Administrator in administering the Plan, will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of a failure to terminate a participant’s account upon such participant’s death or judicially declared incompetence or with respect to the prices at which shares are purchased for the participant’s account, and the times that such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of shares of common stock made under the Plan on behalf of the participant.

28.	Who bears the risk of market price fluctuations in the shares of common stock?

A participant’s investment in shares acquired under the Plan is no different from direct investment in shares of common stock of Provident Financial Services. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither Provident Financial Services nor the Plan Administrator makes any representations with respect to the future value of the shares of Provident Financial Services common stock purchased under the Plan. The participant should recognize that Provident Financial Services, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of Provident Financial Services common stock purchased or sold under the

Plan. The shares of common stock purchased in accordance with the Plan do not constitute savings accounts or deposits issued by a savings institution or bank and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

29.	May the Plan be changed or discontinued?
The Plan may be amended, suspended, modified or terminated at any time by our Board of Directors without the approval of the participants. Ten (10) calendar days’ notice of any suspension, termination or amendment or modification that would have a material adverse effect on the participants’ rights under the Plan will be sent to all participants, who shall at all times have the right to withdraw from the Plan.  In addition, the administrative fees referenced in this prospectus are based on fees charged to Provident Financial Services and are therefore subject to change from time-to-time upon reasonable notice.
Provident Financial Services or the Plan Administrator may terminate a stockholder’s individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of whole shares held for the participant under the Plan (or a book-entry account statement relating to the ownership of shares) and a check for any fractional share.
PLAN OF DISTRIBUTION
Except to the extent the Plan Administrator purchases our common stock in market transactions, the common stock acquired under the Plan will be sold directly by us through the Plan. As stated elsewhere in this Plan, you will not pay any brokerage fees or commissions for securities purchased on the open market or otherwise under the Plan. Instead, we will pay these fees to the Plan Administrator. Certain fees apply to participants in the Plan, which are set forth in Question 16.
Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934, as amended, and may be considered to be underwriters within the meaning of the Securities Act of 1933, as amended. We will not extend to any such person any rights or privileges other than those to which he or she would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.
Our common stock may not be available under the Plan in all states or jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

USE OF PROCEEDS
To the extent shares of common stock used to fund the Plan are purchased on the open market, there will be no proceeds to us from the purchase of shares. The net proceeds to us from the sale of newly issued shares of common stock (or from treasury shares) issued under the Plan will be used for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to our banking subsidiary and possible acquisitions. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.
CERTAIN LEGAL MATTERS

The legality of issuance of the shares of common stock offered hereby has been passed upon for Provident Financial Services by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Provident Financial Services, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution
The following table sets forth the approximate expenses payable by Provident Financial Services, Inc. in connection with the sale of the securities being registered:

Registration Statement filing fee	$ 3,676
Accounting fees and expenses	7,000
Legal fees and expenses	12,000
Miscellaneous expenses	5,000
Total	$ 27,676

Item 15.  Indemnification of Directors and Officers

Articles TENTH and ELEVENTH of the Certificate of Incorporation of Provident Financial Services, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 16.  Exhibits
The following exhibits are filed herewith or incorporated by reference.  The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

5.1 Opinion of Luse Gorman, PC (filed herewith).
10.1 Provident Financial Services, Inc. Dividend Reinvestment and Stock Purchase Plan (see prospectus included in Part I of this registration statement).
23.1 Consent of KPMG LLP (filed herewith).
23.2 Consent of Luse Gorman, PC (included as part of Exhibit 5.1).
24.1 Power of Attorney (included on signature page).

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission and such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on July 30, 2020.

PROVIDENT FINANCIAL SERVICES, INC.
By:	/s/ Christopher Martin
Christopher Martin Chairman, President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Provident Financial Services, Inc. (the “Company”) severally constitute and appoint Christopher Martin with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Christopher Martin may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3D relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Christopher Martin shall do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Christopher Martin Christopher Martin	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 30, 2020

/s/ Thomas M. Lyons Thomas M. Lyons	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2020

/s/ Frank S. Muzio Frank S. Muzio	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 30, 2020

/s/ Robert Adamo Robert Adamo	Director	July 30, 2020

/s/ Thomas W. Berry Thomas W. Berry	Director	July 30, 2020

/s/ Laura L. Brooks Laura L. Brooks	Director	July 30, 2020

/s/ James P. Dunigan James P. Dunigan	Director	July 30, 2020

/s/ Frank L. Fekete Frank L. Fekete	Director	July 30, 2020

/s/ Ursuline F. Foley Ursuline F. Foley	Director	July 30, 2020

/s/ Terence Gallagher Terence Gallagher	Director	July 30, 2020

/s/ Matthew K. Harding Matthew K. Harding	Director	July 30, 2020

/s/ Carlos Hernandez Carlos Hernandez	Director	July 30, 2020

/s/ John Pugliese John Pugliese	Director	July 30, 2020

INDEX TO EXHIBITS

5.1	Opinion of Luse Gorman, PC
10.1	Provident Financial Services, Inc. Dividend Reinvestment and Stock Purchase Plan (see prospectus included in Part I of this registration statement).
23.1	Consent of KPMG LLP
23.2	Consent of Luse Gorman, PC (included as part of Exhibit 5.1).
24.1	Power of Attorney (included on signature page).